Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
William Davis	Dave Mellin
+1 917-519-6994	+1 720-840-4788
wdavis@gogoair.com	dmellin@gogoair.com

Gogo Inc. Increases Long-Term Financial Targets

Targeting 2020 – 2025 compound annual revenue growth of ~15%

Annual Adjusted EBITDA margin rising from 40% in 2021 to 45% in 2025

Introducing 2025 Free Cash Flow Target of approximately $200 million

CHICAGO – September 28, 2021 – Gogo Inc. (NASDAQ: GOGO), the world’s largest provider of broadband connectivity services for the business aviation market, today announced that it has increased the long-term financial targets that were originally provided on its fourth quarter 2020 earnings conference call.

The Company will host a conference call with financial analysts at 8:00 a.m. ET on September 30, 2021 to discuss Gogo’s strategic plans, its competitive position and the increased forecast.

Revised Long-Term Financial Targets

•	Revenue growth at a compounded annual growth rate of approximately 15% from 2020 to 2025 (versus prior target of at least 10%)

•	Annual Adjusted EBITDA margin rising from 40% in 2021 to 45% in 2025 (versus prior target of 35%—40%)

•

Free Cash Flow of approximately $125 million in 2023, following the deployment of the Gogo 5G network in 2022, and approximately $200 million in 2025 (versus prior target of more than $100 million in 2023 with significant Free Cash Flow growth thereafter)

“Growth in private air travel continues to expand, fueling what we expect will be sustained growth in demand for inflight connectivity as customers seek to replicate their home and office connectivity in the air,” said Oakleigh Thorne, Chairman and CEO of Gogo. “That has driven record equipment sales at Gogo and is expected to generate growth in high-margin service revenue through our 2025 planning horizon.”

“We recently updated our long-term financial model to reflect the impact of our plans to capitalize on these trends and we look forward to discussing them on our upcoming investor call,” Thorne said.

Conference Call & Web Cast

A live web cast of the conference call and accompanying investor presentation, as well as a replay, will be available online on the Investor Relations section of the company’s investor website at http://ir.gogoair.com. Participants can also access the call by dialing +1 (844) 464-3940 (within the United States and Canada) or +1 (765) 507-2646 (international dialers) and entering conference ID number: 1395357.

About Gogo

Gogo is the world’s largest provider of broadband connectivity services for the business aviation market. We offer a customizable suite of smart cabin systems for highly integrated connectivity, inflight entertainment and voice solutions. Gogo’s products and services are installed on thousands of business aircraft of all sizes and mission types from turboprops to the largest global jets, and are utilized by the largest fractional ownership operators, charter operators, corporate flight departments and individuals.

As of June 30, 2021, Gogo reported 2,067 business aircraft flying with Gogo’s AVANCE L5 or L3 system installed, 6,036 aircraft flying with its ATG systems onboard, and 4,587 aircraft with satellite connectivity installed. Connect with us at business.gogoair.com.

Non-GAAP Financial Measures

This press release includes financial measures and terms, including Adjusted EBITDA margin and Free Cash Flow, not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Management uses Adjusted EBITDA margin and Free Cash Flow for business planning purposes, including managing our business against internally projected results of operations and measuring our performance and liquidity. These supplemental performance measures also provide another basis for comparing period-to-period results by excluding potential differences caused by non-operational and unusual or non-recurring items. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA margin as EBITDA (defined as net income (loss) attributable to common stock before interest expense, interest income, income taxes and depreciation and amortization expense), adjusted for items that management believes have less bearing on our operating performance, including stock-based compensation expense, over revenue. Our management believes that the use of Adjusted EBITDA margin eliminates items that management believes have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance. We define Free Cash Flow as net cash provided by operating activities, less purchases of property and equipment and the acquisition of intangible assets. We believe that Free Cash Flow provides meaningful information regarding our liquidity.

No reconciliation of the forecasted range for Adjusted EBITDA margin for the 2021-2025 period or Free Cash Flow for 2023 or 2025 is included in this release because we are unable to quantify certain amounts that would be required to be included in the corresponding GAAP measure without unreasonable efforts and we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: our ability to successfully complete our proposed refinancing transaction; our ability to attract and retain customers and generate revenue from the provision of our connectivity services; our reliance on our key OEMs and dealers for equipment sales; our ability to compete effectively with other current or future providers of in-flight connectivity services and other products and services that we offer, including on the basis of price and performance; the impact of the COVID-19 pandemic and the measures implemented to combat it; our ability to evaluate or pursue strategic opportunities; our reliance on third parties for equipment and services; our ability to recruit, train and retain highly skilled employees; the achievement of the anticipated benefits of the sale of the CA business or our ability to operate as a standalone business; the impact of adverse economic conditions; our ability to develop and deploy our next generation ATG technology; a revocation of, or reduction in, our right to use licensed spectrum, the availability of other air-to-ground spectrum to a competitor or the repurposing by a competitor of other spectrum for air-to-ground use; our use of open source software and licenses; the availability of additional ATG spectrum in the United States or internationally; the effects of service interruptions or delays, technology failures and equipment failures or malfunctions arising from defects or errors in our software or defects in or damage to our equipment; the impact of assertions by third parties of infringement, misappropriation or other violations; our ability to innovate and provide products and services; the impact of government regulation of the internet; our possession and use of personal information; the extent of expenses or liabilities resulting from litigation; our ability to protect our intellectual property; our substantial indebtedness, limitations and restrictions in the agreements governing our current and future indebtedness and our ability to service our indebtedness; our ability to obtain additional financing for operations, or financing intended to refinance our existing indebtedness on acceptable terms or at all; fluctuations in our operating results; the utilization of our tax losses; and other events beyond our control that may result in unexpected adverse operating results.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021 and our quarterly reports on Form 10-Q as filed with the SEC on May 6, 2021 and August 5, 2021. Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.